SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2006
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Date of Report
(Date of Earliest Event Reported)

Conversion Solutions Holdings Corp.
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(Exact Name of Registrant as Specified in its Charter)

125 Town Park Drive Suite 300 Kennesaw, GA 30144
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(Address of principal executive offices)

(770) 420-8270
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(Registrant's telephone number, including area code)

N/A
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(Former name and former address, if changed since last report)

Delaware	000-13910	43-2109079
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(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Section I  Registrants Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

  Effective August 18, 2006, Conversion Solutions Holdings Corp. has entered into a Global Funding Agreement
# 252455779-08122006-LBH with the Humanitarian & Scientific World Foundation, LTD., a Georgia LTD Foundation.

       The Foundation's Co-Operators are Adnan Sakli FD# 8216 and 8217, Craig M. Cason and Steven Canady.

The funding agreement brings a 450 Million Euro ($579,149,833 USD converted) denominated Note on Lehman Brothers Holdings PLC with a 6 1/8% coupon to CSHD's Asset Back Management facility. (The MTN holds an S&P, Fitch, and Composite A+ rating with a Moody's A1 rating).

The bond is loaded in the systems with the following codes:

Lehman Brothers Holdings PLC 6 1/8 A+

Common Code: 010924251

ISIN: XS0109242510

BB Number: EC2377199

Effective August 22, 2006, Conversion Solutions Holdings Corp. and the Humanitarian & Scientific World Foundation, LTD., a Georgia LTD Foundation increased the Deposit under Global Funding Agreement # 252455779-08122006-LBH with the addition of the following Bonds;

Republic of Finland

$749,000,000 Million Euro

6 % coupon

The bond is loaded in the systems with the following codes:

Republic of Finland	6 AAA
Common Code:	001004558
ISIN:	FI 0001004558

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2006	Conversion Solutions Holdings Corp.
a Delaware corporation

By: /s/ Rufus Paul Harris
Rufus Paul Harris, Chief Executive Officer